                                                                    EXHIBIT 99.1

                                                                     SCHEDULE II

                           WORKFLOW MANAGEMENT, INC.
                 VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
      FOR THE YEARS ENDED 1994 AND 1995, THE 4 MONTHS ENDED APRIL 30, 1996
                    AND THE FISCAL YEAR ENDED APRIL 27, 1997

                                                       BALANCE AT  CHARGED TO   CHARGED TO
                                                       BEGINNING    COSTS AND      OTHER
DESCRIPTION                              DATE          OF PERIOD    EXPENSES     ACCOUNTS    DEDUCTIONS          DATE
--------------------------------  -------------------  ----------  -----------  -----------  -----------  -------------------
Allowance for doubtful
  accounts......................    December 31, 1993  $  384,000   $ 841,000                $  (651,000 (a)   December 31, 1994
                                    December 31, 1994     574,000     883,000      646,000(b)    (497,000 (a)   December 31, 1995
                                    December 31, 1995   1,606,000     387,000                                  April 30, 1996
                                       April 30, 1996   1,993,000   1,394,000                 (1,556,000 (a)      April 27, 1997

Accumulated amortization of
  intangibles...................    December 31, 1993  $  112,000   $  17,000                               December 31, 1994
                                    December 31, 1994  $  129,000      74,000                    (15,000 (c)   December 31, 1995
                                    December 31, 1995     188,000      44,000                    (24,000 (c)      April 30, 1996
                                       April 30, 1996     208,000     204,000                                  April 27, 1997

                                   BALANCE
                                  AT END OF
DESCRIPTION                         PERIOD
--------------------------------  ----------
Allowance for doubtful
  accounts......................  $  574,000
                                   1,606,000
                                   1,993,000
                                   1,831,000
Accumulated amortization of
  intangibles...................  $  129,000
                                  $  188,000
                                     208,000
                                     412,000

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(a) Represents write-offs of uncollectible accounts receivable

(b) Allowance for doubtful accounts acquired in purchase acquisitions

(c) Represents write-offs of intangible assets

                                      S-1